Exhibit 21.1

LIST OF FIRST DATA CORPORATION SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Administradora de Tarjetas S.R.L.	Argentina
BA Merchant Services, LLC	Ohio
Banc of America Merchant Services, LLC	Delaware
Bank of America Merchant Services Canada Corp.	Canada
Bankcard Investigative Group Inc.	Delaware
BOFA Merrill Lynch Merchant Services (Europe) Limited	United Kingdom
BUYPASS Inco Corporation	Delaware
BWA Merchant Services Pty Ltd	Australia
Call Interactive Holdings LLC	Delaware
Cash Axcess Corporation (Proprietary) Limited	South Africa
Cashcard Australia Limited	Australia
CESI Holdings, Inc.	Delaware
Clover MarketPlace, LLC	Delaware
Clover Network, Inc.	Delaware
Concord Computing Corporation	Delaware
Concord Corporate Services, Inc.	Delaware
Concord EFS Financial Services, Inc.	Delaware
Concord EFS, Inc.	Delaware
Concord Emerging Technologies, Inc.	Arizona
Concord Financial Technologies, Inc.	Delaware
Concord One, LLC	Delaware
Concord Payment Services, Inc.	Georgia
Concord Processing, Inc.	Delaware
Concord Transaction Services, LLC	Colorado
CTS Holdings, LLC	Colorado
CTS, Inc.	Tennessee
D.Man Debtors Notification Company S.A.	Greece
DW Holdings Canada ULC	Canada
Eastern States Bankcard Association Inc.	New York not-for-profit
Eastern States Monetary Services Inc.	New York not-for-profit
Electronic Banking Solutions Limited	Australia
EPSF Corporation	Delaware
European Merchant Services B.V.	Netherlands
FD do Brasil Soluções de Pagamento Ltda.	Brazil
FDFS Holdings, LLC	Delaware
FDGS Group, LLC	Delaware
FDGS Partner, LLC	Delaware
FDR (First Data Resources) Europe B.V.	Netherlands
FDR Ireland Limited	Delaware
FDR Limited	Delaware
FDR Missouri Inc.	Delaware
FDR U.K. Limited	United Kingdom
FDS Holdings, Inc.	Delaware
Federated Union Systems, Limited	Ireland
Federated Union Systems Europe, Ltd.	Ireland
First Data Asia Pte Ltd.	Singapore
First Data Austria GmbH	Austria
First Data Austria Holdings GmbH	Austria
First Data Canada Ltd.	Canada
First Data Capital, Inc.	Delaware
First Data Card Solutions, Inc.	Maryland
First Data (China) Co., Ltd.	China
First Data Chile Limitada	Chile

First Data CIS	Russia
First Data Colombia Ltda.	Colombia
First Data Commercial Services Holdings, Inc.	Delaware
First Data Commercial Services Limited	Ireland
First Data Communications Corporation	Delaware
First Data Cono Sur SRL	Argentina
First Data Corporation Australia (Holdings) Pty Limited	Australia
First Data Czech Republic	Czech Republic
First Data Deutschland GmbH	Germany
First Data Development Pvt Ltd	India
First Data EC, LLC	Delaware
First Data EESTI OU	Estonia
First Data Europe Limited	United Kingdom
First Data Egypt LLC	Egypt
First Data Government Solutions, Inc.	Delaware
First Data Government Solutions, LP	Delaware
First Data Global Services Limited	Ireland
First Data GmbH	Germany
First Data (Greece) US Holding Corp.	Delaware
First Data Hellas Processing Services and Holdings SA	Greece
First Data Holding I (Netherlands) BV	Netherlands
First Data Hong Kong Limited	Hong Kong
First Data Magyarorszag Kereskedelmi es Szolgaltato Kft	Hungary
First Data (India) Private Limited	India
First Data International d.o.o.	Croatia
First Data International Incorporated	Delaware
First Data International (Italia) Srl	Italy
First Data International Luxembourg SARL	Luxembourg
First Data International Luxembourg II SARL	Luxembourg
First Data International Luxembourg III SARL	Luxembourg
First Data International Luxembourg IV SARL	Luxembourg
First Data International Luxembourg VI SARL	Luxembourg
First Data International Luxembourg VII SARL	Luxembourg
First Data Korea Limited	Korea
First Data Latin America Inc.	Delaware
First Data Latvia	Latvia
First Data Lietuva	Lithuania
First Data (Mauritius) Holding Company	Mauritius
First Data Merchant Services Corporation	Florida
First Data Merchant Services México, S. de R.L. de C.V.	Mexico
First Data Merchant Services Northeast, LLC	Delaware
First Data Merchant Services Southeast, L.L.C.	Delaware
First Data Merchant Solutions (B) Sdn Bhd	Brunei
First Data Merchant Solutions (Hellas) Ltd	Greece
First Data Merchant Solutions (Hong Kong) Private Limited	Hong Kong
First Data Merchant Solutions (Malaysia) Sdn. Bhd.	Malaysia
First Data Merchant Solutions Private Limited (Singapore)	Singapore
First Data Middle East FZ-LLC	UAE
First Data Mobile Holdings, Inc.	Delaware
First Data Mobile (Bermuda) Holdings, Ltd.	Bermuda
First Data Mobile Holdings Limited	Ireland
First Data Mobile Payments Limited	Ireland
First Data Mobile Solutions GmbH	Germany
First Data Mobile Solutions Limited	Ireland
First Data (Norway) Holding AS	Norway
First Data Operations (Austria) GmbH	Austria

First Data Payment Services, LLC	Delaware
First Data Polska S.A.	Poland
First Data Procurements México, S. de R.L. de C.V.	Mexico
First Data Puerto Rico, LLC	Puerto Rico
First Data Real Estate Holdings L.L.C.	Delaware
First Data Reporting Services LLC	Delaware
First Data Resources Australia Limited	Australia
First Data Resources Investments Pty Limited	Australia
First Data Resources, LLC	Delaware
First Data Resources South Africa (Proprietary) Limited	South Africa
First Data Retail ATM Services L.P.	Texas
First Data Romania SRL	Romania
First Data Serbia and Montenegro d.o.o.	Serbia
First Data Services LLC	Delaware
First Data (Singapore) Pte. Ltd.	Singapore
First Data Slovakia, s.r.o.	Slovakia
First Data Solutions Inc.	Washington
First Data Spain Holdings, S.L.	Spain
First Data Technologies, Inc.	Delaware
First Data Transportation Services Inc.	Tennessee
First Data Trust Company, LLC	Colorado
First Data Uruguay SA	Uruguay
First Data Voice Services	Delaware general partnership
First Merchant Processing (Ireland) Limited	Ireland
FSM Services Inc.	Delaware
FTS (NSW) Pty. Limited	Australia
Funds & Assets Management LLC	New York
FundsXpress, Inc.	Delaware
FundsXpress Financial Network, Inc.	Texas
Gift Card Services, Inc.	Oklahoma
GoEasy LLC	Delaware
GYFT, Inc.	Delaware
Gyft Mobile, Inc.	Delaware
Huntington Merchant Services, L.L.C.	Delaware
ICICI Merchant Services Private Limited	India
Ignite Payments, LLC	California
Instant Cash Services, LLC	Delaware
Integrated Payment Systems Canada Inc.	Canada
Integrated Payment Systems Inc.	Delaware
Inverland Jasper SL	Spain
IRS Intelligent Risk Management Solutions GmbH	Germany
Linkpoint International, Inc.	Nevada
Marketplace Merchant Solutions Limited	Ireland
MAS Inco Corporation	Delaware
MAS Ohio Corporation	Delaware
Merchant Solutions Private Limited	Bangladesh
Merchant Solutions Private Limited	Sri Lanka
Merchant Solutions Pte (Macau) Limited	Macau
Money Network Financial, LLC	Delaware
National Payment Systems Inc.	New York
New Payment Services, Inc.	Georgia
Omnipay Limited	Ireland
PayPoint Electronic Payment Systems, LLC	Delaware
PaySys de Costa Rica, S.A.	Costa Rica
PaySys Europe, B.V.	Netherlands
PaySys International, Inc.	Florida

PaySys International Limited	Ireland
PaySys International Pty. Ltd.	Australia
Pegaso Argentina S.R.L.	Argentina
Perka, Inc.	Delaware
Perka Limited	Ireland
Posnet SRL	Argentina
Processing Center, S.A.	Panama
Publicdatasystems, Inc.	Delaware
REMITCO LLC	Delaware
Research Park Association, Inc.	Florida not-for-profit
Sagebrush Holdings LLC	Delaware
Scotia Cardpoint Merchant Services	Puerto Rico
Size Technologies, Inc.	California
Spree Commerce Inc.	Delaware
Star Networks, Inc.	Delaware
Star Processing, Inc.	Delaware
Star Systems Assets, Inc.	Delaware
Star Systems, Inc.	Delaware
Star Systems, LLC	Delaware
Strategic Investment Alternatives LLC	Delaware
SunTrust Merchant Services, LLC	Delaware
TASQ LLC	Delaware
TASQ Technology, Inc.	California
TeleCash GmbH & Co. KG	Germany
TeleCash Management GmbH	Germany
TeleCheck International, Inc.	Georgia
TeleCheck Payment Systems Limited	New Zealand
TeleCheck Services Canada, Inc.	Canada
TeleCheck Services, Inc.	Delaware
TeleCheck Services of Puerto Rico, Inc.	Georgia
Tissington Limited	Ireland
TRS Recovery Services, Inc.	Colorado
Transaction Solutions, LLC	Delaware
Transaction Wireless, Inc.	Delaware
TWI MOR Holding, LLC	Delaware
Unified Merchant Services	Georgia General Partnership
ValueLink, LLC	Delaware
Zolter Services Limited	Ireland